EXHIBIT 21

                SUBSIDIARIES OF PINNACLE WEST CAPITAL CORPORATION
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Arizona Public Service Company
State of Incorporation: Arizona

         Axiom Power Solutions, Inc.
         State of Incorporation: Arizona

         Bixco, Inc.
         State of Incorporation: Arizona

SunCor Development Company
State of Incorporation: Arizona

         SunCor Resort & Golf Management, Inc.
         State of Incorporation: Arizona

         Litchfield Park Service Company
         State of Incorporation: Arizona

         Golden Heritage Homes, Inc.
         State of Incorporation: Arizona

                  Golden Heritage Construction, Inc.
                  State of Incorporation: Arizona

         SCM, Inc.
         State of Incorporation: Arizona

         Golf de Mexico, S.A. DE C.V.
         Incorporation: Tijuana, Baja California, Mexico

         SunCor Realty & Management Company
         State of Incorporation: Arizona

         Palm Valley Golf Club, Inc.
         State of Incorporation: Arizona

         Rancho Viejo de Santa Fe, Inc.
         State of Incorporation: New Mexico

El Dorado Investment Company
State of Incorporation: Arizona